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                                                                    EXHIBIT 13.1

                                  CERTIFICATION
                             PURSUANT TO SECTION 906

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of 51job, Inc. (the "Company"), hereby certifies, to such officer's knowledge, that:

      The Annual Report on Form 20-F for the year ended December 31, 2005 (the "Report") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      Date: June 29, 2006

                                      By:    /s/ Rick Yan
                                             -----------------------------
                                      Name:  Rick Yan
                                      Title: President and Chief Executive
                                             Officer

      A signed original of this written statement required by Section 906 has been provided to 51job, Inc. and will be retained by 51job, Inc. and furnished to the U.S. Securities and Exchange Commission or its staff upon request.

      This certification will not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under Securities Act of 1933 or the Securities Exchange Act of 1934 even if the document with which it is submitted to the U.S. Securities and Exchange Commission is so incorporated by reference.